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Exhibit 3.59

CANADA BUSINESS
CORPORATIONS ACT

FORM 1

ARTICLES OF INCORPORATION
(SECTION 6)

1. NAME OF CORPORATION
MARATHON GRAPHIC ART DISTRIBUTOR INC. DISTRIBUTION D'ART GRAPHIQUE MARATHON INC. ☐ LIMITED ☐ LTD. ☐ INCORPORATED ☒ INC.

1A. NAME RESERVATION NUMBER AS OBTAINED FROM CORPORATION RESEARCH & ANALYSIS CENTER
CRAC: RMR - 40150

2. REGISTERED OFFICE IN CANADA
CITY: LACHINE
PROVINCE: QUÉBEC

3. SHARE STRUCTURE:
SEE SCHEDULE 1

4. RESTRICTIONS ON SHARE TRANSFERS
SEE SCHEDULE 2

5. DIRECTORS
MIN: 1 MAX: 10

6. RESTRICTIONS ON BUSINESS THE CORPORATION MAY CARRY ON
N/A

7. OTHER PROVISIONS
SEE SCHEDULE 3

8. INCORPORATORS

(NAMES)	(ADDRESS)	POSTAL CODE	SIGNATURE

STEWART WILLIAMS	324 18e Avenue, Deux-Montagnes, Québec	J7R 4B6

MICHEL COUTU	11780 James Morrice, Montréal, Québec	H3M 2G2

RICHARD Mac ARTHUR	5017 Rue Raymond, Pierrefonds, Québec	H8Z 2X2

for departmental use only CORPORATION NO.: 161406-1		FILED ON: DECEMBER 14, 1983

[LOGO]	Industry Canada	Industrie Canada	FORM 4	FORMULE 4
			ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
	Canada Business	Loi canadienne sur	(SECTION 27 OR 177)	(ARTICLES 27 OU 177)
	Corporations Act	les sociétés par actions

1—Name of the Corporation—Dénomination sociale de la société	2—Corporation No. — No de la société
MARATHON GRAPHIC ART DISTRIBUTOR/ DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.	161406-1

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

THAT the share capital of the Corporation be and it is hereby amended by the creation and addition of an unlimited number of Class "C" Shares, the rights, privileges, conditions and restrictions of which are described in Schedule "A" attached to the Articles of Amendment giving effect hereto.

Date	Signature	4—Capacity of—En qualité de
	Yvon Malenfant	President and Secretary—Treasurer

A) FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT
FILED—DÉPOSÉE OCT. 6, 2000

OFFICE TRANSLATION
CANADA BUSINESS CORPORATIONS ACT	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORM 4	FORMULE 4
ARTICLES OF AMENDMENT (SECTION 27 OR 171)	CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1—Name of Corporation—Dénomination de la société	2—Corporation No. — No de la société
MARATHON GRAPHIC ART DISTRIBUTOR INC. DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.	161406-1

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:
The certificate of amendment issued as of September 23, 1985 changing the share capital of the Corporation is amended by the addition of the following:
"the three hundred (300) common shares of the share capital of the Corporation presently issued and outstanding be and are converted into Class "A" shares".

Date	Signature	Description of Office—Description du poste
October 1985	(sgd) R. MacArthur	Secretary—Treasurer

for departmental use only—à l'usage du ministère seulement FILED—DEPOSEE 24-10-1985

OFFICE TRANSLATION
CANADA BUSINESS CORPORATIONS ACT	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORM 4	FORMULE 4
ARTICLES OF AMENDMENT (SECTION 27 OR 171)	CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1—Name of Corporation—Dénomination de la société	2—Corporation No. — No de la société
MARATHON GRAPHIC ART DISTRIBUTOR INC. DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.	161406-1

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante :
The certificate of amendment issued as of September 23, 1985 changing the share capital of the Corporation is amended by the addition of the following:
"the three hundred (300) common shares of the share capital of the Corporation presently issued and outstanding be and are converted into Class "A" shares".

Date	Signature	Description of Office—Description du poste
October 1985	(sgd) R. MacArthur	Secretary—Treasurer

for departmental use only—à l'usage du ministère seulement FILED—DEPOSEE 24-10-1985

CANADA BUSINESS CORPORATIONS ACT	LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES
FORM 4	FORMULE 4
ARTICLES OF AMENDMENT (SECTION 27 OR 171)	CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1—Name of Corporation—Dénomination de la société	2—Corporation No. — No de la société
MARATHON GRAPHIC ART DISTRIBUTOR INC. DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.	161406-1

3—The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante :

  Section III—The classes and maximum number of shares that the Corporation is authorized to issue are replaced by creating an unlimited number of Class "A" shares and an unlimited number of Class "B" shares. The rights, privileges, limitations, priorities, conditions and restrictions attaching to the said shares are more fully described in Schedule "A" hereto.

Date	Signature	Description of Office—Description du poste
September 18, 1985	(sgd) Richard MacArthur	Treasurer

for departmental use only—à l'usage du ministère seulement FILED—DEPOSEE

OFFICE TRANSLATION

SCHEDULE 1

TO ARTICLES OF INCORPORATION

3.    CAPITAL STRUCTURE:

        A)    COMMON SHARES:     An unlimited number of common shares, subject to the following rights, privileges, conditions and restrictions:

  1)
  The holders of common shares shall be entitled to vote at all meetings of shareholders, except those where only the holders of certain classes of shares are entitled to vote.

  2)
  Subject to the rights and privileges attaching to the other classes of shares, the holders of common shares shall be entitled to:

  a)
  participate in the profits and asset surplus of the Company; and

  b)
  share in the remaining property of the Corporation upon its dissolution.

        B)    PREFERRED SHARES:    An unlimited number of preferred shares, subject to the following rights, privileges, conditions and restrictions:

  1)
  DIVIDENDS.    The holders of preferred shares shall be entitled to receive, out of the funds available for the payment of dividends, when and as declared, a preferential, non-cumulative dividend at a rate to be determined from time to time by the directors; this dividend shall be payable as of the date, at the time and in the manner to be determined by the directors. Such dividend shall be payable before any dividends may be declared or paid on the common shares or funds allocated therefor.

  2)
  ADDITIONAL PARTICIPATION.    The preferred shares shall not entitle their holders to participate in the profits or asset surplus of the Corporation other than the dividends mentioned above.

  3)
  RETURN OF CAPITAL.    In the event of the dissolution, liquidation or other distribution of the assets of the Corporation, the holders of preferred shares shall be entitled, in priority to the common shares of the Corporation, to payment of the amount paid up on such preferred shares and the dividends declared but unpaid thereon, but the holders of preferred shares shall not be entitled to any further participation in the assets of the Corporation.

  4)
  RIGHT TO VOTE.    The holders of preferred shares shall not, as such, be entitled to vote at meetings of the shareholders of the Corporation, nor to receive notices of meetings or attend same, the whole subject to the provisions of the CANADA BUSINESS CORPORATIONS ACT.

  5)
  RIGHT OF REDEMPTION.    The preferred shares shall be redeemable at the option of the Corporation upon thirty (30) days' written notice, at a price that shall include the amount paid up on such shares as well as the dividends declared but unpaid thereon. Any partial redemption shall be made in proportion to the number of preferred shares outstanding, without taking into account fractional shares. In no event shall such redemption by the Corporation be made in contravention of the provisions of section 34(2) of the CANADA BUSINESS CORPORATIONS ACT.

  6)
  RIGHT TO PURCHASE.    The Corporation may, without notice, when it deems appropriate and provided it can do so without contravening the provisions of section 32(2) of the CANADA BUSINESS CORPORATIONS ACT, purchase by private agreement all or part of the preferred shares outstanding, at the best price possible, which price shall in no event exceed the redemption price established above. Any partial purchase shall be made in proportion to the number of preferred shares outstanding, without taking into account fractional shares, or in any other manner unanimously agreed to by the holders of the preferred shares outstanding.

OFFICE TRANSLATION

SCHEDULE 2

RESTRICTIONS ON TRANSFERS OF SHARES, IF ANY

        No transfers of the Corporation's shares may be made without the consent of the directors, evidenced by a resolution of the Board of Directors. However, such consent may be given after the transfer has been registered in the books of the Corporation, in which case it shall be valid and shall become effective retroactively to the date of registration of the transfer of shares.

OFFICE TRANSLATION

SCHEDULE 3

7.    Other Provisions:

  A)
  BORROWING POWERS: The Board of Directors may, by resolution and without the approval of the shareholders:

  a)
  Contract loans, taking into account the credit of the Corporation;

  b)
  Issue, reissue, sell or hypothecate the debt instruments of the Corporation;

  c)
  Subject to section 42 of the Canada Business Corporations Act, guarantee, in the name of the Corporation, the performance of an obligation for which another person is responsible;

  d)
  Grant security, in particular by a hypothec, mortgage or pledge, pursuant to a trust deed, in accordance with the provisions Sections 27 and following of the Special Corporate Powers Act (R.S.Q., c. P-16), or in any other manner, all or part of the present and future property of the Corporation in order to secure its obligations, and

  e)
  Delegate one or more of the above-mentioned powers to a director, committee of directors or officer of the Corporation.

  B)
  "PRIVATE COMPANY": The Corporation shall be a "private company" within the meaning of the Securities Act (R.S.Q. c. V.I) and for such purpose:

  1)
  The number of shareholders of the Corporation shall be limited to fifty (50), not including present and past employees;

  2)
  No public offerings of securities issued by the Corporation shall be made.

OFFICE TRANSLATION

SCHEDULE "A"

TO THE ARTICLES OF AMENDMENT OF MARATHON GRAPHIC ART
DISTRIBUTOR INC./DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.
(the "Corporation")

CLASS OF SHARES	MAXIMUM NUMBER
Class "C"	Unlimited

The rights, privileges, conditions and restrictions attaching to the Class "C" shares are as follows:

2.
DEFINITIONS

1.1
For the purposes of the following, the term "Redemption Price" for each Class "C" share shall represent the sum of one dollar ($1.00) per share.

1.
LIQUIDATION OR DISSOLUTION OF THE CORPORATION

2.1
In the event of the liquidation or dissolution of the Corporation, voluntary or involuntary, the holders of Class "C" shares shall be entitled to receive 100% of the Redemption Price for their shares and this in priority to the other classes of shares of the Corporation.

2.2
The holders of the above-mentioned preferred shares shall not be entitled to any participation in the assets of the Corporation other than as aforesaid.

2.3
After having provided for payment of the amount payable to the holders of Class "C" shares as provided above, the holders of Class "A" and Class "B" shares, in accordance with the articles of amendment of the Corporation in effect since September 23, 1985, shall be entitled to receive the remaining property of the Corporation.

3.
PURCHASE BY PRIVATE AGREEMENT

3.1
The Class "C" shares shall distinctly and separately be subject to the purchase by private agreement provisions set forth hereinafter.

3.2
The Corporation shall be entitled to purchase for cancellation (if there are any available), by private agreement, at any time or from time to time, all or part of the Class "C" shares outstanding, by an offer to purchase addressed to all of the holders of the said class of shares which the Corporation wishes to acquire, at the lowest price at which, in the opinion of the directors of the Corporation, such shares can be obtained and such purchase price shall not exceed the Redemption Price for each share.

3.3
The purchase may be made without priority between the said classes of shares. Any partial purchase shall be made in proportion to the number of preferred shares in the hands of holders of shares of such class having accepted the offer to purchase, without taking into account any fractions or in any other manner unanimously agreed to by the holders of the said shares of such class.

4.
VOTING RIGHTS

  The holders of Class "C" shares shall not be entitled to vote at meetings of shareholders.

5.
APPLICATION OF THE CANADA BUSINESS CORPORATIONS ACT ("CBCA")

5.1
Notwithstanding the provisions hereof, any decisions or payments to be made by the Corporation or its Board of Directors pursuant to the provisions hereof shall be subject to the restrictions, limitations, prohibitions and conditions prescribed from time to time by the CBCA, as amended or replaced from time to time.

OFFICE TRANSLATION

SCHEDULE "A" to the Application for
Articles of Amendment made by
MARATHON GRAPHIC ART DISTRIBUTOR INC.
DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.

The Corporation is authorized to issue the following shares:

        (a)   An unlimited number of Class "A" shares which shall confer on their holders the following rights:

          (i)    To vote at all meetings of shareholders except meetings where only the holders of a particular class are entitled to vote;

          (ii)   To receive any dividends declared by the Corporation in connection with such Class "A" shares; and

          (iii)  To participate, upon dissolution, ratably with the holders of Class "B" shares, in any distribution of the assets of the Corporation;

        (b)   An unlimited number of Class "B" shares which shall confer on their holders the following rights and restrictions:

          (i)    The holders of Class "B" shares shall not be entitled to receive notices of meetings of the shareholders of the Corporation, nor to attend any of such meetings or vote thereat;

          (ii)   To receive any dividends declared by the Corporation in connection with such Class "B" shares;

          (iii)  To participate, upon dissolution, ratably with the holders of Class "A" shares, in any distribution of the assets of the Corporation;

          (iv)  Holders of Class "B" shares shall be entitled, at their option and, at any time, to exchange all or part of the Class "B" shares held by them for Class "A" shares, on the basis of one Class "A" share for each Class "B" share so exchanged.

    Such exchange right may be exercised by written notice, signed by the registered holders or by their attorney and given to the Secretary of the Corporation, together with the certificate(s) representing the Class "B" shares to be exchanged, duly endorsed. Upon receipt of such notice, which shall indicate the number of Class "B" shares that the holder wishes to exchange, the Secretary of the Corporation shall promptly issue one or more certificates representing the Class "A" shares to which the holder is entitled further to the exchange and, where applicable, a new certificate representing the balance of the Class "B" shares which are not to be exchanged.

    When it declares a dividend, the Board of Directors of the Corporation may, in its discretion, declare a dividend on the Class "A" shares without declaring one on the Class "B" shares, or declare a dividend on the Class "B" shares without declaring one on the Class "A" shares, or declare dividends on the Class "A" shares and Class "B" shares. If it declares dividends on the Class "A" shares and Class "B" shares, the Board of Directors, in its discretion, shall establish the amount of the dividend to be paid on the Class "A" shares and that to be paid on the Class "B" shares.

(sgd) Richard MacArthur

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  Exhibit 3.59
SCHEDULE 1 TO ARTICLES OF INCORPORATION
SCHEDULE 2 RESTRICTIONS ON TRANSFERS OF SHARES, IF ANY
SCHEDULE 3
SCHEDULE "A" TO THE ARTICLES OF AMENDMENT OF MARATHON GRAPHIC ART DISTRIBUTOR INC./DISTRIBUTION D'ART GRAPHIQUE MARATHON INC. ( the "Corporation")
SCHEDULE "A" to the Application for Articles of Amendment made by MARATHON GRAPHIC ART DISTRIBUTOR INC. DISTRIBUTION D'ART GRAPHIQUE MARATHON INC.